                                LEASE AGREEMENT

THIS LEASE AGREEMENT dated JUNE 24, 1999, by and between PRINCIPAL LIFE INSURANCE COMPANY, AN IOWA CORPORATION, C/O PRINCIPAL CAPITAL MANAGEMENT, LLC, A DELAWARE LIMITED LIABILITY COMPANY, 801 GRAND AVENUE, DES MOINES, IA 50392-1370, ("Landlord"), and LSC, INC., A MINNESOTA CORPORATION, whose address for the purpose of this lease (Lease) shall be 1270 EAGAN INDUSTRIAL ROAD, SUITE 160, EAGAN, MN 55121, ("Tenant").

IT IS AGREED AS FOLLOWS:

1.       DEMISE.

         Landlord does hereby lease to Tenant and Tenant hereby rents the premises (Premises) described as: 11,932 square feet of net rentable area consisting of approximately 11,419 square feet of office space and 513 square feet of warehouse space located at 1270 EAGAN INDUSTRIAL ROAD, EAGAN, MN, which, more particularly, includes the space and Premises shown on the site plan attached hereto and marked EXHIBIT "A".

         IMPROVEMENTS. Landlord shall prepare and furnish the drawings and specifications as needed for all improvements set forth in EXHIBIT "B" ("LANDLORDS WORK"), which is attached hereto and made a part hereof.

2.       TERM.

         The term of this Lease shall be for a period of SIXTY (60) months, commencing on the 1ST day of AUGUST, l999 and ending at midnight on the 31ST day of JULY, 2004 ("Lease Term"). Notwithstanding said commencement date, if for any reason Landlord cannot deliver possession of the leased Premises to the Tenant on or by AUGUST 1, 1999, Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant and Landlords work is substantially completed. In such event, the term of the Lease shall be extended so that the term remains SIXTY (60) months. If the leased Premises are delivered on a date other than the 1st day of the month, rent for that month shall be prorated and the term extended for the full term from the first day of the following month. However if possession is not delivered on or before August 1, 1999, Tenant shall have the right to occupy its leased premises at 9957 Valley View Road at a monthly gross rent of $8,500.00 or prorated month thereof until such time as the Landlord is able to deliver to Tenant possession of the Premises. It is understood that Landlord and Tenant shall execute a separate lease for the premises at 9957 Valley View Road which will further define the terms and conditions for said space. In the event that the delay of delivery of possession results from Tenant's failure to perform work for which Tenant is responsible, or fails to furnish or approve, as agreed, the plans and specifications as provided above, or fails to make timely selections of materials, color choices or other matters for which Tenant is responsible, the rent shall, nonetheless, commence on the commencement date stated above. If Tenant occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof and shall not advance the termination date, and Tenant shall not pay Base Rent and Operating Expenses for such early possession period. Tenant shall pay utilities during such early possession period

3.       RENT.

         (STEP RENT)

         (A) RENT. Tenant shall pay for the use and occupancy of the Premises a base rental (Rent) sum payable in equal monthly installments on the first day of each month in advance without demand during the Lease Term. Tenant's base rental sum during the Lease shall be paid as follows:

                                                             Annual                   Monthly
                                                             ------                   -------
                            Months 1 - 30                 $ 96,410.56                $8,034.21
                            Months 31-60                  $106,051.62                $8,837.63

         Rent of any period during the Lease Term hereof which is less than one month shall be a pro-rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

         (B) PLACE OF PAYMENT. All such rentals shall be paid to Landlord at CB RICHARD ELLIS, PO BOX 1450, NW 7196-4M202, MINNEAPOLIS, MN 55485-7196 or at such place as Landlord may designate from time to time, in writing addressed to Tenant.

         (C) LATE CHARGE. Tenant hereby acknowledges that late payment by Tenant of Rent or other sums due thereunder will cause Landlord to incur costs not contemplated by this Lease. Therefore, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days after such amount is due, Tenant shall pay to Landlord a late charge of six percent (6%) of such overdue amount. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount or prevent Landlord from exercising any other right or remedy available to Landlord.

         (D) RECEIPT. Receipt is hereby acknowledged of the sum of $11,076.87 in payment of the monthly base and operating expense Rents for the first month of the Lease Term.

         (E) SECURITY DEPOSIT. Tenant shall deposit with Landlord upon execution hereof $11,880.29 as security for Tenant's faithful performance of Tenant's obligation hereunder. If Tenant fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of the Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Lessor may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount herein above stated and Tenant's failure to do so shall be a material breach of this Lease. If the monthly Rent shall, from time to time increase during the Lease Term, Tenant shall thereupon deposit with Landlord additional security deposit so that the amount of security deposit held by Landlord shall at all times bear the same proportion to current rent as the original security deposit bears to the original monthly Rent set forth in Paragraph 3A hereof. Landlord shall not be required to keep said deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not theretofore been


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

                  applied by Landlord shall be returned, without payment of interest or other increment for its use to Tenant (or at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the Lease Term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit except as created under Minnesota statutes.

                  Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee-in-possession or successor in title to the Premises for accountability for any security deposit required by Landlord hereunder, unless said sums have actually been received by said mortgagee as security for Tenant's performance of this Lease. Subject to any Tenant defaults which have not been cured, Landlord shall deliver the funds deposited hereunder by Tenant to the purchaser of Landlord's interest in the Premises, in the event that such interest is sold, and thereupon Landlord shall be discharged from any further liability with respect to said security deposit

         (F) PRO RATA SHARE. Tenant's proportionate share shall be the percentage which the square footage of the Premises bears to the total square footage of the following-described building(s) 1270 EAGAN INDUSTRIAL ROAD, EAGAN, MN, CONSISTING OF APPROXIMATELY 60,164 SQUARE FEET ("BUILDING").

                  Tenant's pro rata share equals 19.83% (11,932 square feet divided by 60,164 square feet)

4.       PERMITTED USE.

         Tenant covenants that the Premises will be used as general office and warehouse ("Permitted Use") together with the incidental activities of Tenant, its affiliated companies or other subsidiary companies and for no other use or purpose. Tenant further covenants that the Premises will not be used or occupied for any unlawful purposes. Tenant agrees to and shall use the Premises solely for the purpose of conducting the Permitted Use and for no other business or purpose. Tenant agrees to conduct Tenant's business in the Premises under Tenant's Trade Name, which Tenant represents that it has the right to use. Tenant acknowledges that the Permitted Use is not a use granted exclusively to Tenant and that Landlord reserves the right to lease premises in the building to others for the same or a similar Permitted Use. Tenant further acknowledges that it has received no written or oral inducements from Landlord or any of Landlord's representatives concerning this Lease (other than as specifically set forth herein) or that Tenant will be granted any such exclusive rights. Tenant further covenants that the Premises will not be used or occupied for any unlawful purposes. The Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or which directly or indirectly is forbidden by public law, ordinance or governmental regulation; or make or permit any use of the Premises which may be dangerous, noxious or offensive or create or maintain any nuisance or disturbance in, at or on the Premises; or make or permit any use of the Premises which may invalidate, or increase the premium cost of any policy of insurance carried on the Building and environs and their operation, or any use which, in Landlord's sole judgement, shall impair the character, reputation or appearance of the Building and environs.


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

5.       OPERATING EXPENSES.

                  TAXES, UTILITIES, REPAIRS, MAINTENANCE AND REPLACEMENT

                  (1)      Taxes

                           (a) The Landlord shall pay all taxes payable during the Lease Term before the same are delinquent.

                           (b) If in the future a tax or other charge on Rents shall be imposed by any governing body having the authority to impose such tax or charge, then such tax or charge shall likewise be the obligation of the Landlord.

                           (c) As used herein, the term "taxes" shall mean real estate taxes, assessments (whether they be general or special), sewer rents, rates and charges, transit and transit district taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, except as provided herein), which may now or hereafter be levied, assessed or imposed against the Premises.

                  (2) Tenant shall pay all utility bills incurred for which the Tenant is not separately metered including but not limited to water, gas, electricity, fuel, light, heat and power bills.

                  (3) Landlord shall be responsible for providing the following: (a) trash removal for the Building common areas subject to Paragraph 5.3; (b) any vendor services to the building common areas; (c) landscaping; (d) all labor costs and supply costs involved in the operation of the building; (e) all other services of any kind and nature which may be used in or upon the Premises (except as provided for elsewhere in this Lease); (f) management fees paid for the management of the Premises; (g) and the repair, maintenance and replacement of the Building and improvements as follows: (i) the roof; (ii) all interior and exterior components of the building and improvements both structural or otherwise; (iii) parking lot, (iv) sidewalks, alleys and any and all access drives, including the removal of snow and ice therefrom; (v) common area heating and air conditioning equipment, lines and fixtures; (vi) plumbing equipment, lines and fixtures, including but not limited to fire sprinkler and fire control systems; (vii) electrical equipment, lines and fixtures; (viii) all ingress-egress doors; (ix) plate glass; (x) all utility lines and services; (xi) preventive maintenance to all the Building heating and air conditioning systems; (xii) and any and all other repairs maintenance and replacements to the building and improvements during the term of this Lease.

                  (4) Landlord shall be responsible for providing Property and Liability Insurance for the Premises. Should Landlord choose to self-insure, the cost of maintaining such self insurance shall be considered an expense of the property. In no event will the cost exceed the cost of maintaining first dollar coverage.

                  (5) Tenant, at Tenant's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county, and


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

                           municipal authorities now in force or which may hereafter be in force, which shall impose any duty upon the Landlord or Tenant with respect to the use, occupation or alteration of the Premises, except as otherwise provided in this Lease.

                  (6) All items listed in this paragraph 5(1) through paragraph 5(4) shall hereinafter be referred to as "Operating Expenses."

         Notwithstanding the foregoing, Operating Expenses shall not, however, include:

                  (i) depreciation, interest (except as set forth below with respect to amortization of capital improvements) and amortization on mortgages, and other debt costs or ground lease payments, if any; legal fees in connection with leasing, tenant disputes or enforcement of leases; real estate brokers' leasing commissions; improvements or alterations to tenant spaces; the cost of providing any service directly to and paid directly by any tenant; any costs expressly excluded from Operating Expenses elsewhere in this lease; costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from operating Expenses in the year in which revised); and

                  (ii) capital expenditures except for; (a) the costs of any capital improvements, equipment or devices installed or paid for by Landlord (1) required or desired for the health and safety of tenants and occupants, (2) to conform with any change in public laws, ordinances or government regulations, whether federal, state, local, or municipal, rules, regulations or requirements of any governmental or quasi governmental authority having jurisdiction not applicable to the building as of the date of original construction or of the board of fire underwriters or similar insurance body, or (3) to effect a labor saving, energy saving or other economy amortized over the useful life of such capital improvement, equipment or device.

6.       ADDITIONAL RENT (NET CLAUSE).

         It is understood that the Rent set forth in paragraph 3 of the Lease was negotiated in anticipation that the Tenant pays for a pro-rata share of the Operating Expenses not paid directly by Tenant, defined in paragraph 5 of the Lease. Therefore, in order that Rent payable throughout the term of this Lease shall reflect such costs, Tenant shall pay its pro-rata share of the Operating Expenses defined in paragraph 5 which are estimated to be THREE AND 06/100 DOLLARS ($3.06) per square foot per annum or THREE THOUSAND FORTY-TWO AND 66/100 ($3,042.66) per month in 1999. At the beginning of the Lease Term and within 60 days after the first day of each calendar year, Landlord shall furnish to Tenant an estimate of Tenant's pro-rata share of Operating Expenses, not paid directly by Tenant, defined in Paragraph 5 for the ensuing calendar year. Tenant shall pay to Landlord 1/12th of said estimate at the same time and place as the base rent is to be paid pursuant to paragraph 3, above. Landlord will furnish a statement of the actual cost with respect to the reimbursable expenses no later than sixty (60) days following the calendar year-end including the year following the year in which the Lease terminates. In the event that Landlord is, for any reason, unable to furnish the accounting for the prior year within the time specified above, the Landlord will furnish such accounting as soon thereafter as practicable with the same force and effect as the statement would have had if delivered within the time specified above. Tenant will pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of statement. If the total amount paid by Tenant during any calendar year exceeds the actual amount of its share of the Operating Expenses due for such calendar year, the excess will be refunded by Landlord within thirty (30) days of the date of the statement. Landlord will keep books and records showing the Operating Expenses in accordance with generally accepted accounting principles. Upon five (5) business days notice, Tenant shall have the right to inspect the books and records at the office of the Landlord or its Manager.

7.       REPAIRS AND MAINTENANCE

         Notwithstanding anything to the contrary contained herein, the Tenant will keep, maintain and preserve the Premises in a first class condition, normal wear and tear excepted. The Tenant at its sole cost and expense will provide janitorial and window washing for the interior of the Premises. In addition, Tenant shall be responsible for all utility services for which the Tenant is separately metered. When and if needed, at the Tenant's sole cost and expense, the Tenant will make all interior repairs and replacements including but not limited to interior walls, doors and windows, floors, floor coverings, light bulbs, plumbing fixtures, heating/air conditioning systems, hot water systems, and electrical fixtures. Tenant shall also make all repairs and replacements to Tenant's overhead garage and exterior pedestrian doors. The Tenant will also repair and replace at its sole cost and expense any broken windows and/or damage to the building or Premises caused by the negligence of the Tenant or its employees, agents, guests or invitees during the Lease Term hereof. The above repairs, replacements, and/or services must be performed by an approved contractor of the Landlord. Should Tenant fail to perform all interior repairs and replacements to Tenant's Premises such repairs may be performed by the Landlord and charged to the Tenant at the Tenant's sole cost and expense. Except as otherwise provided in this Lease, Tenant will comply with all ordinances of the City of EAGAN, rules and regulations of the Board of Health and the laws of the State of MINNESOTA. The Tenant is also responsible for compliance with all laws, rules and regulations of any governmental authority required of either the Landlord or the Tenant relative to the repair, maintenance and replacement in the Premises

         NOTWITHSTANDING ANYTHING TO THE CONTRARY, LANDLORD SHALL BE RESPONSIBLE FOR CUMULATIVE REPAIRS OR REPLACEMENT COSTS OF THE ROOF TOP HVAC UNITS IN EXCESS OF $2,000.00 PER YEAR. IN ADDITION, LANDLORD AT LANDLORD'S COST, SHALL HAVE A THIRD PARTY CONTRACTOR CERTIFY THAT THE HVAC UNITS AND OVERHEAD DOORS SERVICING THE PREMISES ARE IN GOOD WORKING CONDITION UPON THE COMMENCEMENT DATE OF THIS LEASE.

8.       SORTING AND SEPARATION OF REFUSE AND TRASH.

         (A) The Tenant covenants and agrees, as its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. The Tenant shall sort and separate waste products, garbage, refuge and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by the Landlord. Such separate receptacles may, at the Landlord's option, be removed from the Premises in accordance with a collection schedule prescribed by law.

         (B) The Landlord reserves the right to refuse to collect or accept from the Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by law, and to require the Tenant arrange for such collection at the Tenant's sole cost and expense, utilizing a contractor satisfactory to the Landlord. The Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on the Landlord or the Tenant by reason of the Tenant's failure to comply with the provisions of this paragraph 8B, and,


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

                  at the Tenant's sole cost and expense, shall indemnify, defend and hold the Landlord harmless (including legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to the Landlord.

9.       HAZARDOUS WASTE.

         The term "Hazardous Substances", as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (A) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (B) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (C) no portion of the Premises will be used as a landfill or a dump; (D) Tenant will not install any underground tanks of any type; (E) Tenant will not allow any surface or subsurface conditions to exist or come into existence which are a result of Tenants, its invitees or employees use of the Premises or Building and that constitute, or with the passage of time may constitute a public or private nuisance; (F) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials described above, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Landlord or Landlord's representative shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Landlord's sole opinion, that said Permitted Materials are being improperly stored, used, or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within 24 hours, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. If at any time during or after the term of the Lease Term, the Premises are found to be so contaminated or subject to said conditions and are a result of Tenants, its invitees or employees use of the Premises or Building, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant's sole cost, and Tenant agrees to indemnify, defend and hold harmless Landlord, its lenders, any managing agents and leasing agents of the Premises, and their respective agents, partners, officers, directors and employees, from all claims, demands, actions, liabilities, costs, expenses, damages (actual or punitive) and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

         During the Lease Term, Tenant shall promptly provide Landlord with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, claims, complaints, investigations, judgments, letters, notice of environmental liens, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, The State of MINNESOTA Environmental Protection Agency or other federal, state or local agency or authority, or any other entity or individual, concerning (i) any Hazardous Substance and the Premises; (ii) the imposition of any lien on the Premises; or (iii) any alleged violation of or responsibility under any Environmental Law.

10.      INSURANCE.

         (A)      INSURANCE BY LANDLORD.

         Landlord shall, during the Lease Term, procure and keep in force the following insurance, the cost of which may be deemed as additional Rent payable, by Tenant pursuant to Paragraph 5 or Paragraph 6:

                  (1) PROPERTY INSURANCE. "All Risk" property insurance, including, without limitation, coverage for earthquake and flood; and machinery (if applicable); sprinkler damage; vandalism; malicious mischief. Such Insurance shall not cover Tenant's equipment, trade fixtures, inventory, fixtures or personal property located on or in the Premises;

                  (2) LIABILITY INSURANCE. Commercial general liability (lessor's risk) insurance against any and all claims for bodily injury, death or property damage occurring in or about the Building or the Land. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence per location with a Two Million Dollar ($2,000,000) aggregate limit; and

                  (3) OTHER. Such other insurance as Landlord deems necessary and prudent.

         (B)      INSURANCE BY TENANT.

                  Tenant shall, during the Lease Term, procure and keep in force the following insurance:

                  (1) PERSONAL PROPERTY INSURANCE. "All Risk" property insurance, including, without limitation, coverage for earthquake and flood. (if applicable); boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief on all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises, including fixtures hereinafter constructed or installed on the Premises. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO all risk form, when such form is supplemented with the coverages required above.

                  (2) LIABILITY INSURANCE. Commercial general liability insurance for the mutual benefit of Landlord and Tenant, against any and all claims for personal injury, death or property damage occurring in, or about the Premises (and Tenant's operations on the Premises), or arising out of Tenant's or Tenant's agents' use or occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence per location with Two Million Dollars ($2,000,000) aggregate limit. Such insurance shall contain a cross-liability (severability of interests) clause and an extended ("broad form") liability endorsement, including contractual coverage. The minimum limited specified above are the minimum amounts required by Landlord, and may be revised by Landlord from time to time to meet changed circumstances, including without limitation to reflect (i) changes in the purchasing power of the dollar, (ii) changes indicated by the amount of plaintiff's verdicts in personal injury actions in the State of MINNESOTA or (iii) changes consistent with the standards required by other landlords in the county in which the Premises are located. Such liability insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord's insurance (if any) shall be in excess thereto.

                  (3) OTHER. Such other insurance as required by law, including, without limitation, workers' compensation insurance.

                  (4) FORM OF THE POLICIES. The policies required to be maintained by Tenant pursuant to Paragraphs 10
                           (B)(1), (2), and (3) above shall be with companies rated A10 or better in Best Insurance Guide, licensed to do business in the State of MINNESOTA and domiciled in USA, on forms, with deductible amounts (if any), and loss payable clauses satisfactory to Landlord, shall include Landlord and the beneficiary or mortgagee of any deed of trust or mortgage encumbering the Premises as additional insureds, and shall provide that such parties may, although additional insureds, recover for any loss suffered by Tenant's negligence. Certified copies of policies or certificates of insurance shall be delivered to Landlord prior to the Commencement Date; a new policy or certificates shall be delivered to Landlord at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Tenant as required by this Lease. Tenant shall obtain a written obligation on the part of Tenant's insurer(s) to notify Landlord and any beneficiary or mortgagee of a deed of trust or mortgage encumbering the Premises in writing of any delinquency in premium payments and at least thirty (30) days prior to any cancellation or modification of any policy.

                  (5) An amount equal to five percent (5%) of the monthly minimum base Rental shall be charged as additional Rent for each month in which Tenant fails to deliver to Landlord a current certificate(s) evidencing that the insurance required hereunder is being maintained. Each such policy and certificate shall provide for at least thirty (30) days prior written notice to Landlord in the event of cancellation.

         (C)      FAILURE BY TENANT TO OBTAIN INSURANCE.

                  If Tenant does not take out the insurance required pursuant to Paragraph 10(B) or keep the same in full force and effect, Landlord may, but shall not be obligated to take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord, as additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional Rent, any and all reasonable expenses (including attorneys' fees) and damages which Landlord may sustain by reason of the failure to Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.

         (D)      SUBROGATION.

                  In the event of loss or damage to the Premises, each party will look first to any insurance in its favor before making any claim against the other party. Each party will obtain for each policy in effect a provision permitting waiver of any claim against the other party for loss or damage within the scope of the insurance. In addition, each party, its agents, employees or guests to the extent permitted, for itself and its insurers waives all such insured claims against the other party.

11.      DAMAGE OR RESTORATION.

         If, prior to or during the Lease Term, or any extension thereof, the Premises or the building of which the Premises may be a part, shall be so damaged or destroyed by fire or other casualty so as to render them untenantable for the purposes set forth in Paragraph 4 hereof, then Landlord, at its sole option, shall have the right to cancel and terminate this Lease. If not terminated, then Landlord shall repair and restore the Premises within one hundred eighty (180) days of the damage or destruction to substantially the same condition as immediately prior to such damage or destruction, and the Rent or a just and proportionate part thereof, according to Tenant's ability to utilize the Premises in its damaged condition, shall be abated until the Premises shall have been repaired and restored by Landlord. In the event Landlord can not restore the Premises within the above 180 day period, then Tenant may terminate this Lease by providing Landlord with written notice of their intent to terminate within ten (10) days of Landlord's notification that the Premises can not be restored within the above date. Such Landlord notification shall be delivered to Tenant within thirty (30) days of the damage or destruction, Such Tenant notice shall state the termination date of this Lease and such date shall be no less than fifteen days nor more than forty-five (45) days after the giving of such notice. But if the Premises shall be so lightly damaged by fire or other casualty as not to be rendered untenantable, then Landlord agrees to repair the Premises with reasonable promptness and the rent accrued and accruing, shall not cease. "Untenantable" Premises shall be such as to not allow Tenant to transact and effectuate its operations in the ordinary course of business.

12.      INDEMNIFICATION.

         Tenant shall indemnify, hold harmless, and defend Landlord (except for Landlord's gross negligence or willful misconduct) against all claims, losses or liabilities for injury or death to any person or for damage to or loss of use of any property arising out of any occurrence in, on or about the Premises, if caused or contributed to by Tenant or Tenant's agents, or arising out of any occurrence in, upon or at the Premises or on account of the use, condition, occupational safety or occupancy of the Premises. Tenant shall indemnify, hold harmless, and defend Landlord (except for Landlord's gross negligence or willful misconduct) against all claims, losses or liabilities for injury or death to any person or for damage to or loss of use of any property arising out of any occurrence in, on or about the building or land, if caused or contributed to by Tenant or Tenant's agents, gross negligence or willful misconduct. It is the intent of the parties hereto that the indemnity contained in this Paragraph shall not be limited or barred by reason of any negligence on the part of Landlord or Landlord's agents, except as expressly provided herein. Such indemnification shall include and apply to attorneys' fees, investigation costs, and other costs actually incurred by Landlord. Tenant shall further indemnify, defend and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease. The provisions of this Paragraph shall survive Lease Termination with respect to any damage, injury, death, breach or default occurring prior to such termination. This Lease is made on the express conditions that Landlord shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, in any way connected with the condition, use, occupational safety or occupancy of the Premises specifically including, without limitation, any liability for injury to the person or property of Tenant or Tenant's agents except to the extent of Landlord's gross negligence or willful misconduct.

13.      ASSIGNMENT AND SUBLETTING.

         Tenant may assign, sublet or transfer this Lease to any person, firm or corporation with the written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that no such assignment, sublease or transfer shall act as a release of Tenant from any of the obligations and agreements on its part to be kept and performed hereunder. Any assignment, sublease or transfer without the prior written consent of Landlord shall be null and void at Landlord's option. Landlord's approval of any subtenant or assignee is conditioned upon there being no additional compliance required with any laws, rules and regulations of any governmental authority required of either the Landlord or the Tenant and such approval shall create no responsibility or liability on the part of the Landlord for any noncompliance with laws, rules and regulations of any governmental authority.

         Request for consent to assign Tenant's interest or to sublease the Premises shall be accompanied by a statement setting forth the name of the prospective assignee or sublessee, the financial details of the assignment or sublease (i.e. the rental and security deposit), the term, other relevant information concerning the proposed assignee or sublessee. Landlord shall have the right within ten (10) days after receipt of such written request from Tenant to (A) withhold consent to the assignment or sublease if the withholding of such consent is reasonable, or (B) consent to such sublease or Assignment, in which case any rent payable by the assignee or sublessee (including any lump sum of additional payment or other consideration for the assignment or sublease) which exceeds the rent payable by Tenant hereunder shall be shared fifty percent (50%) by Tenant and fifty percent (50%) by Landlord, or (C) terminate this Lease, effective as of the commencement date of the term of such sublease or the effective date of such assignment and enter into a direct Lease with such proposed assignee or sublessee. If Landlord elects to so terminate the Lease and enter into a direct Lease with such proposed assignee or sublessee, then this Lease shall be canceled and terminated as of the effective date of the proposed assignment or the commencement date of the proposed sublease, as set forth in Tenant's notice.

         Notwithstanding the foregoing, Tenant shall have the right, without the consent of Landlord to assign this Lease or to sublet all or a portion of the Premises to (i) any corporation or agency which controls, is controlled by, or is under common control with Tenant; (ii) any corporation or agency into which or with which Tenant merges or consolidates; (iii) any corporation or agency which acquires all or substantially all of the business and assets of Tenant, provided that in any of the foregoing events, (a) such assignee shall expressly agree in writing for the benefit of Landlord to assume all of Tenant's obligations hereunder accruing after the effective date of assignment, and (b) Tenant shall remain liable for the performance of all of Tenant's obligations hereunder unless said assignee or sublessee has the same or better net worth and creditworthiness as Tenant, and said assignee or sublessee's use of the Premises is similar to Tenant's use.

         In addition, Tenant shall have the right to allow any of the entities described above to occupy portions of the Premises in accordance with the provisions of this Lease.

14.      CARE OF PREMISES.

         Tenant further covenants and agrees that during said Lease Term it will keep said Premises and every part thereof and all buildings at any time situated thereon in a clean and wholesome condition and generally that it will in all respects and at all times duly comply with all lawful health and police regulations and also that it will keep the improvements at any time situated upon the Premises safe, secure and comfortable to the lawful and valid requirements applicable thereto.

15.      ALTERATION BY TENANT.

         (A) Tenant is hereby given the right, at its sole cost and expense, at any time during the term hereof, to make any alterations or improvements less than $5,000.00 to the interior of the demised premises which the Tenant may deem necessary or desirable for its purposes; provided, however, that no structural, mechanical or electrical alterations or improvements or other alterations or improvements in excess of $5,000.00 shall be made without the written approval of the Landlord, which written approval shall not be unreasonably withheld. Landlord's approval of any plans, specifications or work drawings shall create no responsibility or liability on the part of the Landlord for their completeness, design sufficiency or compliance with any laws, rules and regulations of governmental agencies or authorities.

         (B) All work herein permitted shall be done and completed by the Tenant in a good and workmanlike manner and in compliance with all requirements of law and of governmental rules and regulations. Tenant agrees to indemnify the Landlord against all mechanics' or other liens arising out of any of such work, and also against any and all claims for damages or injury which may occur during the course of any such work. The Landlord agrees to join with the Tenant in applying for all permits necessary to be secured from governmental authorities and to promptly execute such consents as such authorities may require in connection with any of the foregoing work.

         (C) Landlord may require that Tenant remove any or all said alterations, improvements or additions at the expiration of the term, and restore the Premises to their prior condition. Unless Landlord requires their removal, all alterations, additions and improvements which may be made on the Premises, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease Term. Tenant shall repair any damage to the Premises caused by the installation or removal of Tenant's trade fixtures, furnishings and equipment.

16.      CONDEMNATION.

         (A) If the leased Premises shall be wholly taken by exercise of right of eminent domain, then this Lease shall terminate from the day the possession of the whole of the Premises shall be required under the exercise of such power of eminent domain. Any award for the taking of all or part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of the Landlord. Tenant reserves such separate rights as it may have against the condemning authority to claim damages for loss of its trade fixtures and the cost of removal and relocation expenses.

         (B) If such part of the building or buildings in which Tenant's business is operated shall be condemned so as to the substantially and materially hamper the operation of Tenant's business, then the Rent payable hereunder shall be reduced in the proportion that the remaining area of the Premises bears to the original area of the entire Premises leased hereunder. If the parties are unable to agree upon the amount of the reduction in Rent within seven (7) days from the date the Tenant's business is substantially and materially hampered, then it shall be arrived at by arbitration AIA rules, each party to select an arbitrator and if the two arbitrators are unable to agree they shall select a third arbitrator and the three arbitrators so selected shall determine the amount of such reasonable reduction. It is agreed that the findings of the arbitrators shall be binding upon the parties and that the parties split equally the expense of arbitration.

17.      SUBORDINATION.

         Tenant shall, upon the written request of Landlord, agree to the subordination of this Lease and the lien hereof to the lien of any present or future mortgage upon the premises irrespective of the time of execution or the time of recording of any such mortgage. In the event of subordination of this Lease, Landlord will attempt to obtain from the holder of any such mortgage, a written agreement with Tenant to the effect that (A) in the event of a foreclosure or other action taken under the mortgage by the holder thereof, this Lease and the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default hereunder; and (B) such holder will agree that in the event it or any successor assign shall be in possession of the premises, that so long as Tenant shall observe and perform all of the obligations of Tenant to be performed pursuant to this Lease, such Mortgagee will perform all obligations of Landlord required to be performed under this Lease. The word "Mortgage" as used herein includes mortgages, deeds of trust and any sale-leaseback transactions, or other similar instruments, and modifications, extensions, renewals, and replacements thereof, and any and all advances thereunder.

18.      ACCESS TO PREMISES

         Landlord and its authorized agents shall have free access to said Premises at any and all reasonable times with prior notice except in the case of an emergency to inspect the same and for the purposes pertaining to the rights of the Landlord.

19.      RULES AND REGULATIONS.

         Tenant agrees to comply with all rules and regulations promulgated by Landlord concerning the use and enjoyment of the Premises. Among other things, the rules and regulations specifically prohibit outdoor storage. Landlord agrees that it shall use its best efforts to uniformly enforce such rules and regulations

20.      COVENANTS OF RIGHT TO LEASE.

         Landlord covenants that it has good and sufficient right to enter into this Lease and that they alone have full right to lease the Premises for the Lease Term aforesaid. Landlord further covenants that upon performing the terms and obligations of Tenant under this Lease, Tenant will have quite enjoyment throughout the Lease Term and any renewal or extension thereof.

21.      MECHANIC'S LIENS.

         Neither the Tenant nor anyone claiming by, through, or under the lease, shall have the right to file or place any mechanic's lien or other lien of any kind or character whatsoever upon said Premises or upon any building or improvement thereon, or upon the leasehold interest of the Tenant therein, and notice is hereby given that no contractor, subcontractor, or anyone else who may furnish any material, service or labor for any building, improvements, alteration repairs or any part thereof, shall at any time be or become entitled to any lien thereon, and for the further security of the Landlord, the Tenant covenants and agrees to give actual notice thereof in advance, to any and all contractors and subcontractors who may furnish or agree to furnish any such material, service or labor.

22.      EXPIRATION OF LEASE AND SURRENDER OF POSSESSION.

         (A) Holding Over. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one (i) creation of a month-to-month tenancy, upon the terms and conditions set forth in this Lease, or (ii) creation of a tenancy at sufferance, in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly Rent (or daily Rent under (iii)) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional Rent, be equal to one and one-half (150%) the Rent being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (iii) on the basis of a 365-day year for each day Tenant remains in possession). If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the Rent in the preceding sentence. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any Rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed.

         (B) Upon the expiration of this Lease, by lapse of time or otherwise, any and all buildings, improvements or additions erected on said Premises by Tenant shall be and become the property of the Landlord without any payment therefor and Tenant shall surrender said Premises, together with all buildings and improvements thereon, whether erected by Tenant or Landlord; ordinary wear and tear and damage by fire or other casualty excepted.

         (C) Tenant may install adequate equipment, fixtures and machinery for the carrying on of its business and upon the termination of this Lease by lapse of time or otherwise, provided all Rents and other amounts that may be due and owing to Landlord have been paid and the provisions of this Lease complied with, the Tenant may remove such equipment, fixtures and machinery installed by it at Tenant's cost. However, upon removal of such equipment, fixtures and machinery, the Tenant shall also repair any damage caused by such removal or installation.

23.      DEFAULT-REMEDIES.

         The occurrence of one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

         (A) Failure by Tenant to make payment of any Rent herein agreed to be paid or any other payment required to be made by Tenant hereunder, as and when due, and such a failure shall continue for a period of five (5) working days after Landlord's written notice thereof;

         (B) The making by Tenant of any assignment or arrangement for the benefit of creditors;

         (C) The filing by Tenant of a petition in bankruptcy or for any other relief under the Federal Bankruptcy Law or any other applicable statute;

         (D) The levying of an attachment, execution of other judicial seizure upon the Tenant's property in or interest under this lease, which is not satisfied or released or the enforcement thereof stayed or superseded by an appropriate proceeding within thirty (30) days thereafter;

         (E) The filing of an involuntary petition in bankruptcy or for reorganization or arrangement under the Federal Bankruptcy Law against Tenant and such involuntary petition is not withdrawn dismissed, stayed or discharged within sixty (60) days from the filing thereof;

         (F) The appointment of a Receiver or Trustee to take possession of the property of Tenant or of Tenant's business or assets and the order or decree appointing such Receiver or Trustee shall have remained in force undischarged or unstayed for thirty
                  (30) days after the entry of such order or decree;

         (G) The vacating or abandonment of the Premises without the payment of Rent.

         (H) The failure by Tenant to perform or observe any other term, covenant, agreement or condition to be performed or kept by the Tenant under the terms, conditions, or provisions of this lease, and such a failure shall continue uncorrected for thirty (30) days after written notice thereof has been given by Landlord to the Tenant or such longer period provided that:
                  1) Tenant is diligently pursuing a cure, and 2) Such failure does not materially and adversely effect the Premises or Building.

         Then and in any such event Landlord shall have the right, at the option of the Landlord, then or at any time thereafter while such default or defaults shall continue, to elect either (1) to cure such default or defaults at its own expense and without prejudice to any other remedies which it might otherwise have, any payment made or expenses incurred by Landlord in curing such default with interest thereon at twelve percent (12%) per annum to be and become additional Rent to be paid by Tenant with the next installment of Rent falling due thereafter; or (2) to re-enter the Premises, without notice, and dispossess Tenant and anyone claiming under Tenant by summary proceedings or otherwise, and remove their effects, and take complete possession of the Premises and either
         (a) declare this Lease forfeited and the Lease Term ended, or (b) elect to continue this Lease in full force and effect, but with the right at any time thereafter to declare this Lease forfeited and the Lease Term ended. In such re-entry the Landlord may, with process of law, remove all persons from the Premises, and Tenant hereby covenants in such event, for itself and all others occupying the Premises under Tenant, to peacefully yield up and surrender the Premises to the Landlord. Should Landlord declare this Lease forfeited and the Lease Term ended, the Landlord shall be entitled to recover from Tenant the Rent and all other sums due and owing by Tenant to the date of termination, plus the costs of curing all of Tenant's defaults existing at or prior to the date of termination, plus the cost of recovering possession of the Premises, plus the deficiency, if any, between Tenant's Rent for the balance of the Lease Term provided hereunder and the Rent obtained by Landlord under another lease for the Premises for the balance of the Lease Term remaining under this lease. Landlord shall use its best efforts to rent the Premises with or without advertising, and on the best terms available for the remainder of the Lease Term hereof, or for such longer or shorter period as Landlord shall deem advisable. Tenant shall remain liable for payments of all Rent and other charges and costs imposed on Tenant herein, in the amounts, at the times and upon the conditions as herein provided, but Landlord shall credit against such liability of the Tenant all amounts received by Landlord from such reletting after first reimbursing itself for all costs incurred in curing Tenant's defaults and re-entering, preparing and refinishing the Premises for reletting, and reletting the Premises, and for the payment of any procurement fee or commission paid to obtain another tenant, and for the attorney fees and legal costs incurred by Landlord. Tenant specifically reserves any rights or defenses under Minnesota law to any omissions of commissions of Landlord's obligations pursuant to this paragraph.

24.      RE-ENTRY BY LANDLORD.

         No re-entry by Landlord or any action brought by Landlord to oust Tenant from the Premises shall operate to terminate this Lease unless Landlord shall have given written notice of termination to Tenant, in which event Tenant's liability shall be as above provided. No right or remedy granted to Landlord herein is intended to be exclusive of any other right or remedy, and each and every right and remedy herein provided shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing in law or equity or by statute. In the event of termination of this Lease, Tenant waives any and all rights to redeem the Premises either given by any statute now in effect or hereafter enacted.

25.      ADDITIONAL RIGHTS TO LANDLORD.

         (A) In addition to any and all other remedies, Landlord may restrain any threatened breach of any covenant, condition or agreement herein contained but the mention herein of any particular remedy or right shall not preclude the Landlord from any other remedy or right it may have either at law or equity, or by virtue of some other provision of this Lease; nor shall the consent to one act, which would otherwise be a violation or waiver of or redress for one violation either of covenant, promise agreement undertaking or condition, prevent a subsequent act which would originally have constituted a violation from having all the force and effect of any original violation.

         (B) Receipt by Landlord of Rent or other payments from the Tenant shall not be deemed to operate as a waiver of any rights of the Landlord to enforce payment of any Rent, additional Rent, or other payments previously due or which may thereafter become due, or of any rights of the Landlord to terminate this Lease or to exercise any remedy or right which otherwise might be available to the Landlord, the right of Landlord to declare a forfeiture for each and every breach of this Lease is a continuing one for the life of this Lease.

26.      SUCCESSORS, ASSIGNS AND LIABILITY.

         The terms, covenants, conditions and agreements herein contained and as the same may from time to time hereafter be supplemented, modified or amended, shall apply to, bind, and inure to the benefit of the parties hereto and their legal representatives, successors and assigns, respectively. In the event either party now or hereafter shall consist of more than one person, firm or corporation, then and in such event all such person, firms and/or corporations shall be jointly and severally liable as parties hereunder.

27.      NOTICES.

         All notices required under this Lease shall be in writing and shall be deemed to be properly served when posted by certified United States mail, postage prepaid, return receipt requested, addressed to the party to whom directed at the address herein set forth or at such other address as may be from time to time designated in writing by the party changing such address.

         Landlord                                              Tenant
         --------                                              ------
         Principal Life Insurance Company                      LSC, Inc.
         c/o Principal Capital Management, LLC                 1270 Eagan Industrial Road, Suite 160
         801 Grand Avenue                                      Eagan, MN  55121
         Des Moines, Iowa
         with copy to:                                         with copy to:
         -------------                                         ------------
         CB Richard Ellis                                      Louise M.  Segreto
         7760 France Avenue South, Suite 770                   1433 W.  32nd Street
         Minneapolis, MN  55435                                Minneapolis, MN  55408

28.      MORTGAGEE'S APPROVAL.

         If Landlord's mortgagee shall require modifications of the terms and provisions of this Lease, Tenant agrees to execute and deliver to Landlord the agreements required to affect such Lease modification within thirty (30) days after Landlord's request therefor. In no event, however, shall Tenant be required to agree to any modification of the provision of this Lease relating to: the amount of Rent or other charges reserved herein; the size and/or general location of the Premises; the duration and/or commencement date of the Lease Term; or reducing the improvements to be made by Landlord to the Premises prior to the delivery of possession.

29.      ESTOPPEL CERTIFICATES.

         Tenant agrees that at any time within ten (10) days following written notice from Landlord, it will execute, acknowledge and deliver to Landlord or any proposed mortgagee or purchaser a statement in writing certifying whether this Lease is in full force and effect and, if it is in full force and effect, what modifications have been made to the date of the certificates and whether or not any defaults or offsets exist with respect to this Lease and, if there are, what they are claimed to be and setting forth dates to which Rent or other charges have been paid in advance, if any, and stating whether or not Landlord is in default, if so, specifying what the default may be. The failure of Tenant to execute, acknowledge, and deliver to Landlord a statement as above shall constitute an acknowledgment by Tenant that this Lease is unmodified and in full force and effect and that the Rent and other charges have been duly and fully paid to and including the respective due dates immediately preceding the date of Landlord's notice to Tenant and shall constitute as to any person, a waiver of any defaults which may exist prior to such notice.

30.      MISCELLANEOUS.

         (A) In the event that Tenant desires to store or maintain the type or character of goods or materials in the Premises which cause an increase in insurance premiums, Tenant shall first obtain the written consent of Landlord and Tenant shall reimburse Landlord for any increase in premiums caused thereby.

         (B) If any term or provision of this Lease is declared invalid or unenforceable, the remainder of this Lease shall not be affected by such determination and shall continue to be valid and enforceable.

         (C) This agreement contains the entire Lease contract between the parties hereto. A short form of this Lease, for the purpose of recording, may be executed by the parties simultaneously herewith and if either party desires to record this Lease, the short form shall be used for that purpose.

         (D) The parties executing this Lease warrant that this agreement is being executed with full corporate authority and that the officers whose signatures appear hereon are duly authorized and empowered to make and execute this Lease in the name of the corporation by appropriate and legal resolution of its Board of Directors.

         (E) Unless the context clearly denotes the contrary, the word "Rent" or "Rental" as used in this Lease not only includes cash Rental, but also all other payments and obligations to pay assumed by the Tenant, whether such obligations to pay run to the Landlord or to other parties.

         (F) It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy. If Landlord commences any summary proceeding for nonpayment of Rent. Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding. Nothing in this paragraph shall be deemed to preclude Tenant from interposing any claim with regard to the Lease in a separate and collateral proceeding.

31.      DEFAULT RATE OF INTEREST

         All amounts owed by Tenant to Landlord pursuant to any provision of this Lease shall bear interest from the date due until paid at twelve percent (12%) per annum, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.

32.      EXCULPATORY PROVISIONS

         It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord's interest in the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord, Tenant shall look solely to the interests of Landlord in the Premises; and that Landlord shall not have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

33.      MORTGAGE PROTECTION

         Tenant agrees to give any holder of any first mortgage or first trust deed in the nature of a mortgage (both hereinafter referred to as a "First Mortgage") against the Premises, or any interest therein, by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord's interest in leases, or otherwise) of the address of such First Mortgage holder. Tenant further agrees that if Landlord shall have failed to cure any such default within twenty (20) or such shorter time in the event of emergency repairs that materially and adversely effect the Premises days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the holder of the First Mortgage shall have an additional thirty (30) days within or such shorter time in the event of emergency repairs that materially and adversely effect the Premises which to cure or correct such Default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of the First Mortgage has commenced with such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default.

34.      RECIPROCAL COVENANT ON NOTIFICATION OF ADA VIOLATIONS

         Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the Americans with Disabilities Act of 1990 ("ADA") relating to any portion of the property or the Premises; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the property or the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the property or the Premises.

35.      LAWS THAT GOVERN.

         Landlord and Tenant agree that the term and conditions of this Lease shall be governed by the Laws of the State of MINNESOTA.

36.      FINANCIAL STATEMENTS

         At year end audit each year, and not more than one time per year, unless Tenant has been in default of this Lease, Tenant within ten (10) business days after Landlord's request, shall deliver to Landlord the current financial statements of Tenant, and financial statement of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant. This information includes a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

37.      UPON DEMOLITION OF BUILDING

         Landlord shall have the right to terminate this Lease at any time if Landlord, or the holder of legal title to the Building elects or is required, for any reason, to substantially remodel or demolish the building or any substantial portion of the Building Such termination shall become effective not more than ninety (90) days after the effective date of such termination. No money or other consideration shall be payable by Landlord or such purchaser or ground lessee to Tenant for this right and the right hereby reserved to Landlord, the purchaser of ground lessee shall inure to all purchasers, assignors, lessees, transferees and ground lessees, as the case may be, and in addition to all other rights of Landlord.

38.      CONFIDENTIALITY

         Tenant agrees that this Agreement of Lease will be kept confidential and shall not, without Landlord's prior written consent, be disclosed by the Tenant or by its agents, representatives and employees who have a need to know and who are informed by Tenant of the confidential nature of the Agreement of Lease.

39.      TERMINATION OPTION

         Tenant shall have the option to terminate this Lease on July 31, 2002 ("Termination Option"). To exercise said Termination Option, Tenant must notify Landlord in writing of its intent to exercise said option by October 31, 2001. In addition, Tenant shall pay to Landlord at the time of notice an amount equal to One Hundred One Thousand Seventy Five and no/100 Dollars ($101,075.00) ("Termination Payment"). In the event Tenant fails to notify Landlord of its intent to exercise said option by said date or fails to deliver the Termination Payment with said notice than this Termination Option shall become null and void.

         The Rider(s) (NONE) and/or Exhibit(s) A, B, B-1, B-2, C, AND D attached to this Lease, consisting of 17 pages, are hereby made a part of this Lease.

         IN WITNESS WHEREOF, the parties hereto may execute this Lease in counterpart copies, each of which shall be deemed originals or Landlord and Tenant have executed this Lease the date and year noted below.

Signed at 1:00 p.m.  on this 28th day of June, 1999

Landlord:                                                          Tenant:

Principal Life Insurance Company, an Iowa corporation              LSC, Inc.,
  By: Principal Capital Management, LLC,                           a Minnesota corporation
  a Delaware limited liability company,
  its authorized signatory

By:  /s/ Vance Voss                                                By:  /s/ J. B. Balogh
   -------------------------------------------                        ------------------------------------

Its:  Director, C.R.E. Equities                                    Its:  President/CEO
   -------------------------------------------                        ------------------------------------

By:
   -------------------------------------------                        ------------------------------------

Its:
   -------------------------------------------                        ------------------------------------

--------------------------------------------------------------------------------
CONSULT YOUR ATTORNEY: This document has been prepared for approval by your attorney. No representation or recommendation is made by Broker as to the legal sufficiency, legal effect, or tax consequence of this document or the transaction to which it relates. These are questions for your attorney and financial advisors.
--------------------------------------------------------------------------------

State of ___________       )
                           )
County of _________        )

On this _______ day of __________________________________, 19 , before me, the undersigned, Notary Public in and for the State of ___________ personally appeared _______________________________ and __________________________________,
to me personally known, who being by me duly sworn, did say that they are the ________________________ and _______________________________, respectively of said corporation executing the within and foregoing instrument, that the seal affixed thereto is the seal of the said corporation; that the instrument was signed and sealed on behalf of the corporation by authority its Board of Directors; and that the said __________________________ and
____________________________ as such officers acknowledged the execution of said instrument to be the voluntary act and deed of the corporation by it and by them voluntarily executed.

                              -------------------------------------------------
                              Notary Public in and for the State of  ______

                                    EXHIBIT A

                          Eagandale Business Campus II
                           1270 Eagan Industrial Road
                                    Eagan, MN

                                    EXHIBIT B

         THIS EXHIBIT is attached to and forms a part of a certain lease dated JUNE 24, 1999, by and between PRINCIPAL LIFE INSURANCE COMPANY, AN IOWA CORPORATION, c/o Principal Capital Management, LLC, a Delaware limited liability company, 801 Grand Avenue, Des Moines, IA 50392-1370, "Landlord", and LSC, Inc., a Minnesota corporation, "Tenant".

         Work to be Done in the Premises. Tenant's layout and interior design shall be prepared by Tenant at Tenant's expense.

         The Landlord agrees that, subject to delays due to causes beyond the Lessor's control, it will, at its own expense, provide the following:

         1. Landlord's Work to include improvements as per the Preliminary Space Plan Al OPT2, drawn by Mohagen Architects, dated 4/20/99 (attached hereto as Exhibit B-1), and the cost estimate by The Bainey Group dated April 1, 1999 (attached hereto as Exhibit B-2). Landlord's Work shall be in compliance with all applicable governmental codes and regulations including compliance with the American with Disabilities Act (ADA). In addition, Landlord shall provide a Tenant Improvement Allowance of up to $3,000 for the creation of an exterior canopy at Tenant's exterior entry.

         In the event Tenant fails to deliver its plans within the time required below subject to delays beyond its control or in the event that Tenant materially modifies or changes its plans thereafter, then it shall be conclusively presumed that delivery of the Premises was delayed by the amount of time equivalent to such delay in delivery of plans or by the amount of time required to make revised plans, correct work and otherwise make the changes required by Tenant and in this event Tenant shall pay to Landlord all its costs for such changes and a sum equal to the base annual rent for the period of such delay.

         If the Tenant desires alterations and improvements in excess of or other than the work heretofore provided for in this section ("Tenant's Additional Work"), the Lessor shall do same at the Tenant's expense, provided the work shall be approved by the Landlord and Tenant in writing, which approval shall not be unreasonably withheld, and further provided that no part of the work shall be of a character which will require changes outside the Premises or will adversely affect the legality of the use of the building or the cost of fire insurance for the building.

         The Tenant shall reimburse the Landlord upon ten (10) of demand for the cost of Tenant's Additional Work, including the cost of architectural or engineering services required to coordinate Tenant's Additional Work with the Lessor's Work. Costs as used herein shall include all bona fide charges evidenced by invoice to Landlord either from a general contractor or from suppliers, materialmen, laborers or other contractors for material, labor contractor's charges and other out-of-pocket costs plus ten percent (10%) for overhead, plus an additional ten percent (10%) of the aggregate for profit, other expenses and contingencies. Any amount for which the Tenant fails to reimburse the Landlord upon ten (10) days of demand shall be considered Additional Rent hereunder, and may be added to any Installment of Rent thereafter becoming due, and the Landlord shall have the same remedies for a default in such reimbursement as for a default in the payment of Rent.

         In order to permit integration with other work being done by the Landlord in the Premises and the building without causing any delays in such work, the Tenant shall furnish the Landlord with the tenant's working drawings not later than __________ and color selections not later than ___________ for any work to be done pursuant to this Section.

                                   EXHIBIT B-1

                              Office Layout Diagram

                                   EXHIBIT B-2

Thursday, April 01, 1999

Paul Orloske
CB Richard Ellis
7760 France Avenue South
Suite 770
Minneapolis, MN  55435

RE: LSC, INC.

Dear Paul:

We are pleased to provide you with the following Proposal for providing construction services for the tenant improvements at 1270 Eagan Industrial Road, Suite #160, in Eagan, MN. This proposal is based on plans from Mohagen Architects, LTD. dated 3/24/99 and on site observation.

The following represents an outline of the scope of work included in our proposal:

GENERAL CONDITIONS:

- All required supervision, labor, clean up, material, insurance, taxes, permits, and licenses as typically required in the General Conditions.

DEMOLITION:

-    Removal and disposal of 22 lineal feet of partitions.
-    Removal and disposal of one set of loading dock pads and bumpers.
-    Removal and disposal of one overhead door and track.
-    Removal and disposal of cabinets from break room.

CONCRETE AND MASONRY:

-    Cut one 6'0" x 8'0" opening for new entry door and sidelight.
-    Remove curb and new curb cut.
-    Trench and backfill for new stoop footing and foundation.
-    Form and pour stoop footing.
-    Furnish and install stoop foundation.
-    Furnish and install 6" granular base.
- Form and pour approximately 34 lineal feet of 5' wide x 4" thick concrete walk.

DOORS, FRAMES, AND HARDWARE:

- Furnish and install (11) eleven 3'0" x 6"8" solid core Oak doors, Oak frames with 24" attached sidelights, and lever handle latch sets.
- Furnish sand install one 3'0" x 6'8" solid core Oak door, Oak frame with 36" attached sidelight, and lever handle latch set.
- Furnish and install (6) six 3'0"x 6'8" solid core Oak doors, Oak frames, and handle latch sets.
- Furnish and install (2) two 3'0" x 6'8" solid core doors, Oak frames, and push/pull hardware.
- Furnish and install one 6'0" x double solid core Oak doors, hollow metal frame, and lever handle latch hardware.

EXTERIOR CARPENTRY:

- Furnish and install tongue and groove wood siding above new exterior window to match building standard.

ALUMINUM FRAMES AND GLAZING:

- Furnish and install one 3'0" x 7'0" anodized aluminum door and sidelight with.
- Furnish and install one l0'0" x 8'0" anodized aluminum window unit where overhead door is removed to match building standard.

GYPSUM DRYWALL:

- Furnish and install approximately 690 lineal feet of steel stud and gypsum drywall partition to the acoustical ceiling grid uninsulated.
- Furnish and install approximately 170 lineal feet of steel stud and gypsum drywall partition to above ceiling grid insulated around bathrooms.
- Furnish and install approximately 70 lineal feet of one hour rated steel stud and gypsum drywall partition to the deck insulated demising wall.
-    Miscellaneous patching of gypsum drywall from removal of walls.

PAINTING:

-    Prime and paint 14,500 square feet of wall surface.
-    Apply finishes to all new doors and frames.
-    Apply finishes to all new sidelights.
-    Touch-up exterior at removal of overhead door and pads.

ACOUSTICAL CEILINGS:

- Furnish and install 2 x 4 x 5/8" flat lay-in acoustical ceiling tile and grid through out the suite, except in the warehouse and storage areas.
-    Furnish and install one urinal.
-    Furnish and install (5) five drop-in lavatories and faucets.
-    Furnish and install (5) five traps and supply wraps.
-    Furnish and install (3) three floor drains.
-    Furnish and install shower valve with hand held shower, hose, and bar.
-    Furnish and install one barrier free water cooler.
-    Furnish and install one janitor's floor sink and wall faucet.
-    Furnish and install one 50-gallon water heater.

-    Re-install existing sink and faucet.
-    Hook up tenant supplied dishwasher.
-    Remove and cap existing laundry tub sink.

FIRE PROTECTION:

-    Relocate (4) four up-right sprinkler heads.
-    Furnish and install (90) ninety pendent sprinkler heads.

HEATING, VENTILATION, AND AIR CONDITIONING:

- Furnish and install one 6-ton heat / cool roof top unit with economizer for rooms 100, 101, 102, 103, and 104. This unit is to include factory roofcurb, two smoke detectors, thermostat and subbase.
- Furnish and install one 600-CFM power roof ventilator for bathrooms and shower exhaust. This unit is to include a factory roofcurb, gravity backdraft damper, and disconnect.
-    Furnish and install ductwork from new unit and two existing roof top units.
-    Furnish and install (38) thirty-eight diffusers and return air grilles.
-    Remove and cap (3) three existing unit heaters.
-    Furnish and install all gas piping from gas meter.

ELECTRICAL:

-    Disconnect wiring for construction
-    Remove (86) eighty-six existing strip fixtures.
- Furnish and install (152) one hundred fifty two 2 x 4 acrylic lens light fixtures.
-    Furnish and install one shower light.
-    Furnish and install (17) seventeen single pole light switches.
-    Furnish and install (6) six three way light switches.
-    Furnish and install (7) seven exit signs and emergency lights.
-    Wire and install (37) thirty-seven general duty receptacles.
-    Wire and install (8) eight dedicated duplex receptacles.
-    Wire and install (4) four GFI duplex receptacles.
-    Wire and install (5) five base power feeds.
-    Provide (26) twenty-six telephone / data openings.
-    Wire and install one 1.5kw vestibule heater.
- Furnish and install aluminum capped grid and vinyl rock ceiling tile at room 119.

MILLWORK:

- Furnish and install approximately 14 lineal feet of plastic laminate upper and base cabinets with plastic laminate countertop.
- Furnish and install (3) three plastic laminate vanities tops with open supports.

CERAMIC TILE:

- Furnish and install Group I ceramic wall tile for wainscot on wet walls in both restrooms.
-    Furnish and install Group I ceramic floor tile on floors in restrooms.
-    Furnish and install Group I ceramic wall tile full height in shower.
-    Furnish and install Group I ceramic floor tile for shower.

CARPETING:

- Furnish and install 1,079 square feet of direct glued down carpeting using an allowance of $18.00/yard installed.
-    Furnish and install 1,370 lineal feet of carpet base to match.
-    Furnish and install 27 cartons of VCT and vinyl base.

RESTROOM AND SHOWER ACCESSORIES:

- Furnish and install (5) five floor mounted overhead braced metal toilet compartments and one urinal screen.
-    Furnish and install (2) two paper towel dispensers / waste receptacles.
-    Furnish and install one paper towel dispenser.
-    Furnish and install (5) five toilet paper holders.
-    Furnish and install (5) five soap dispensers.
-    Furnish and install (3) three sanitary napkin disposals.
-    Furnish and install (2) two sets of grab bars.
-    Furnish and install one shower grab bars set.
-    Furnish and install one shower seat.
-    Furnish and install one shower curtain rod, curtain, and hooks.

LOCKERS:

- Furnish and install (7) seven 12" x 18" x 72" Vanguard lockers with recessed handles, closed bases and sloped hoods.

PLUMBING:

-    Furnish and install (2) two ADA water closets.
-    Furnish and install (3) three standard water closets.
-    Wire one PRV.
-    Wire one 6-ton roof top unit.
-    Wire one 10-ton roof top unit.
-    Wire one 12.5-ton roof top unit.
-    Wire (3) three thermostats.
-    Wire (6) six duct smoke detectors.
-    Wire one hot water heater.
-    See Alternates for separation of service.

Our Proposal to provide the complete construction of the above referenced work is, $183,950.00. ONE HUNDRED EIGHTY THREE THOUSAND NINE HUNDRED FIFTY DOLLARS.

The following are option alternates to the above referenced work:

ALTERNATE #1: Wire (2) two services and separate circuits between the three spaces. One 100-amp for vacancy, one 100-amp for EFG Technologies. Reefed circuits as required, and furnish and install transformers as required. ADD $8,850.00

CLARIFICATIONS:

- Due to the fact that a majority of the work included in this Proposal is from verbalization of requirements along with minimal detail on the drawings, the scope of work included in this proposal takes precedence.
- We have included the cost of a standard building permit but do not include any SAC, WAC, Park dedication fees or other charges any governmental agencies may require.
- We do not include space planning, interior design, architectural design or structural design. If required by the City of Eagan, the owner or others we can provide this service at an additional cost contingent upon the scope of work required.
- We specifically exclude in rack fire protection or any other special requirements as a result of tenant's special use.
-    Payment due upon substantial completion.
- This Proposal may be withdrawn if not accepted in 30 calendar days, or may be subjected to changes in price.

If this proposal is acceptable, sign one copy and return it to our office. If you have a standard form of agreement or if you would like us to produce a different form of agreement please advise. We appreciate having the opportunity to provide you with our Proposal. If you have any questions or if I can be of further assistance please call me at 612-557-6911.

Sincerely,                                 CB Richard Ellis

                                           Accepted By:
                                                       -------------------------
Mitch Rautio
Project Manager                            Title:
The Bainey Group                                  ------------------------------

                                           Date:
                                                 -------------------------------

                                    EXHIBIT C

                   HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Lessor (identified below) to evaluate and finalize a lease agreement with you as Lessee. After a lease agreement is signed by you and the Lessor (the "Lease Agreement"), on an annual basis in accordance with the provisions of Section _____ of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Lessor subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Lessor to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Lessor"
        -----------------------------------------------------------------------

        -----------------------------------------------------------------------

        -----------------------------------------------------------------------
        Attn:
             ------------------------------------------------------------------
        Phone:
               ----------------------------------------------------------------

Name of (Prospective) Lessee:  LSC, Incorporated
                               ------------------------------------------------

Mailing Address: 9957 Valley View Road, Eden Prairie, MN  55344-3526
                 --------------------------------------------------------------

Contact Person, Title and telephone Number(s):
                                               --------------------------------
Harold L.  Hudson, Manager, Operations (612) 833-1109
-----------------------------------------------------

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s): See above.
                     ----------

Address of (Prospective) Premises:     1270 Corporate Center Drive, Suite 160,
                                       Eagan, MN  55121
                                       ----------------------------------------

Length of (Prospective) initial Term:  Five (5) years

1.       GENERAL INFORMATION:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, services and activities to be provided or otherwise conducted. Existing Lessees should describe any proposed changes to ongoing operations. (Attached additional sheets if necessary).

2.       USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

         2.1 Will any Hazardous Materials be used / /, generated / /, stored / / or disposed of / / in, on or about the Premises? (NOTE: Generally all storage will be required to be fully contained). Existing Lessees should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

                  Wastes                    Yes / /              No /X/
                  Chemical Products         Yes / /              No /X/
                  Other                     Yes / /              No /X/

                  If yes is marked attach all MSDS's and please explain: (MSDS's Attached ),

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

         2.2 If yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of each such Hazardous Materials at any given time; estimated annual throughout; the proposed location(s) and method of storage, including container sizes and types (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing Lessees should attach a list setting forth the information requested above and such list should include actual data from ongoing operations and the identification of any variations in such information from the prior year's certificate. Attach a Site Plan indicating all storage areas - (Attached / /).

3.       STORAGE TANKS AND SUMPS

         3.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing Lessees should describe any such actual or proposed activities, including any required SPCC Plan.

                  Yes / /            No /X/

                  If yes, please explain:
                                         --------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

4.       WASTE MANAGEMENT

         4.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing Lessees should describe any additional identification numbers issued since the previous certificate.

                  Yes / /              No /X/

                  Describe RCRA Status:
                                       ----------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

         4.2 Has your company filed a biennial or quarterly report as a hazardous waste generator? Existing Lessees should describe any new reports filed.

                  Yes / /              No /X/

                  If yes, attach a copy of the most recent report filed. (Attached / /).

5.       WASTEWATER TREATMENT AND DISCHARGE

         5.1      Will your company discharge wastewater or other wastes to:

                                 storm drain?                                          sewer?
                         -------                                                ------
                                 surface water?                                        facility treatment plan?
                         -------                                                ------
                                 grounds                                          X    no wastewater or other
                         -------                                                ------
                                 (i.e., compressor blow-down)                             wastes discharged

                  Existing Lessees should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s). (NOTE: Generally, discharges to storm drains will be prohibited without prior review and approval from Landlord).

                                     - N/A -
                  -------------------------------------------------------------

                  -------------------------------------------------------------

6.       AIR DISCHARGES

         6.1 Do you plan for any air filtration systems or stacks to be used in your company's operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing Lessees should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

                  Yes / /              No /X/

                  If yes, please explain:
                                         --------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

         6.2 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing Lessees should specify any such equipment being operated in, on or about the Premises.

                               Spray booth(s)                                     Incinerator(s)
                 -------------                                      -------------
                               Dip Tank(s)                                        Drycleaning
                 -------------                                      -------------
                               Drying oven(s)                                     Other (please describe)
                 -------------                                      -------------
                                                                         X        No Equipment
                                                                    ------------- Requiring Air Permits


                  If yes, please explain:
                                         --------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

6.3      Do any of your operations generate an obvious odor:

                  Yes / /              No /X/

                  If yes, please explain:
                                         --------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

7.       HAZARDOUS MATERIALS DISCLOSURES

         7.1 Has your company prepared or will it be required to prepare a Hazardous Materials management plan ("Management Plan") pursuant to Fire Department or other governmental or regulatory agencies' requirements. Existing Lessees should indicate whether or not a Management Plan is required and has been prepared.

                  Yes / /              No /X/

                  If yes, attach a copy of the Management Plan. Existing Lessees should attach a copy of any required updates to the Management Plan.

         7.2 (CA Only) Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in or about the premises regulated under Proposition `65? Existing tenants should indicate whether or not there are any new hazardous materials being used which are regulated under Proposition `65.

                  Yes / /              No /X/

                  If yes, please explain:
                                         --------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

8.       ENFORCEMENT ACTIONS AND COMPLAINTS

         8.1 With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees designated as a PRP or has your company received requests for information, notice or demand letters (cited in violation of any environmental regulation), or any other inquiries regarding its operations? Existing Lessees should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

                  Yes / /              No /X/

                  If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such

         10.1 (This Section reserved for any requirements unique to a State or Local control agency)

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Lessor in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of
Section 9 of the Lease Agreement. The undersigned further acknowledges and agrees that the Lessor and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement. I (SEE BELOW) acting with full authority to bind the (proposed) Lessee and on behalf of the (proposed) Lessee, certify, represent and warrant that the information contained in this certificate is true and correct.

(PROSPECTIVE) Lessee:

By      /s/
   ---------------------------------------------

Title        President/CEO
     -------------------------------------------

Date       June 28, 1999

                                    EXHIBIT D

BUILDING RULES AND REGULATIONS

1. Any sign, lettering, picture, notice, or advertisement installed on or in any part of the Premises and visible from the exterior of the Office/Showroom Complex, or visible from the exterior of the Premises, shall be installed at Tenant's sole cost and expense, and in such manner, character, and style as Landlord may approve in writing. In the event of a violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant.

2. No awning or other projection shall be attached to the outside walls of the Office/Showroom Complex. No curtains, blinds, shades, or screens visible from the exterior of the Premises, shall be attached to or hung in, or use in connection with any window or door of the Premises without the prior written consent of Landlord. Such curtains, blinds, shades, screens, or other fixtures must be of a quality, type, design, and color and attached in the manner approved by Landlord.

3. Tenant, its servants, employees, customers, invitees, and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, or stairways in and about the Office/Showroom Complex which are used in common with other tenants and their servants, employees, customers, guests, and invitees and which are not a part of the Premises of Tenant. Tenant shall not place objects against glass partitions or doors or windows which would be unsightly from the Office/Showroom Complex and will promptly remove any such objects upon notice from Landlord.

4. Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Office/Showroom Complex, or that would interfere with the operation of any device, equipment, radio, television broadcasting, or reception from or within the Office/Showroom Complex or elsewhere and shall not place or install any projections, antennas, aerials, or similar devices inside or outside of the Premises or on the Office/Showroom Complex without Landlord's approval.

5. Tenant shall not waste electricity, water, or air conditioning and shall cooperate fully with Landlord to insure the most effective operation of the Office/Showroom Complex's heating and air conditioning system and shall refrain from attempting to adjust any controls other than unlocked room thermostats, if any, installed for Tenant's use. Tenant shall keep corridor doors closed.

6. Tenant assumes full responsibility for protecting its space from theft, robbery, and pilferage which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

7. In no event shall Tenant bring into the Office/Showroom Complex inflammables such as gasoline, kerosene, naphtha and benzene or explosives or any other article of intrinsically dangerous nature. If, by reason of the failure of Tenant to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Office/Showroom Complex shall at any time be increased, Tenant shall make immediate payment of the whole of the increase insurance premium without waiver of any of Landlord's other rights at law or in equity for Tenant's breach of this Lease.

8. Tenant shall comply with all applicable federal, state, and municipal laws, ordinances, and regulations and building rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

9. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's reasonable opinion tends to impair the reputation of the Office/Showroom Complex or its desirability as an Office/Showroom Complex for office use and, upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

10. The Premises shall not be used for lodging, sleeping, or for any immoral or illegal purpose.

11. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord or Landlord's agent may from time to time adopt. Reasonable notice of any additional rules and regulations shall be given in such manner as Landlord may reasonable elect.

12. Unless expressly permitted by the Landlord, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Landlord shall be made for any door. If the Tenant desires more than two keys for one lock, the Landlord may provide the same upon payment by the Tenant. Upon termination of this Lease or of the Tenant's possession, the Tenant shall surrender all keys of the Premises and shall explain to the Landlord all combination locks on safes, cabinets, and vaults.

13. Any carpeting cemented down by Tenant shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Tenant, Landlord may charge the expense incurred by such removal to Tenant.

14. The water and wash closets, drinking fountains, and other plumbing fixtures shall not be used by any purpose other than those for which they were constructed and no sweepings, rubbish, rags, coffee grounds, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors, or licensees, shall have cause the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

15. No electric circuits for any purpose shall be brought into the leased premises without Landlord's written permission specifying the manner in which same may be done.

16. No dogs or other animals shall be allowed in office, halls, corridors, or elsewhere in the building.

17. Tenant shall not throw anything out of the door or windows or down any passageways or elevator shafts.

18. All loading, unloading, receiving, or delivery of goods, supplies, or disposal of garbage or refuse shall be made only through entryways and freight elevators provided for such purposes and indicated by Landlord. Tenant shall be responsible for any damages to the building or the property of its employees or to others and injuries sustained by any person whomsoever resulting from the use of or moving of such articles in or out of the leased premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

19. All safes, equipment, or other heavy articles shall be carried in or out of the Premises only at such time and in such manner as shall be prescribed in writing by Landlord and Landlord shall in all cases have the right to specify the proper position of any such safe, equipment, or other heavy article which shall only be used by Tenant in a manner which will not interfere with or cause damage to the leased premises or the building in which they are located, or to the other tenants or occupants of said building. Tenant shall be responsible for any damage to the building or the property of its employees or other and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the leased premises and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

20. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

21. Vending machines shall not be installed without permission of the Landlord.

22. Wherever in these Building Rules and Regulations the work "Tenant" occurs, it is understood and agreed that it shall mean Tenant's associates, agents, clerks, servants, and visitors. Wherever the work "Landlord" occurs, it is understood and agreed that it shall mean Landlord's agents, clerks, servants, and visitors.

23. Landlord shall have the right to enter upon the leased premises at all reasonable hours for the purpose of inspecting the same.

24. Landlord shall have the right to enter the leased premises at hours convenient to the Tenant for the purpose of exhibiting the same to prospective tenants within sixty (60) day period prior to the expiration of this Lease and may place signs advertising the leased premises for rent on the windows and doors of said Premises at any time within said sixty (60) day period.

25. Tenant, its servants, employees, customers, invitees, and guests shall, when using the common parking facilities, if any, in and around the building, observe and obey all signs regarding fire lanes and no parking zones and when parking, always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner and Landlord assumes no responsibility for any damage to or loss of vehicles. No vehicles shall be parked overnight outside the premises without notice to Landlord or its agents.

26. All entrance doors to the Premises shall be locked when the Premises are not in use. All corridor doors shall also be closed during times when the air conditioning equipment in the Office/Showroom Complex is operating so as not to dissipate the effectiveness of the systems or place an overload thereon.

27. Landlord reserves the right at any time from time to time to rescind, alter, or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord's judgement, for its best interest or for the best interest of the tenants of the Office/Showroom Complex.